Exhibit 4.3

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY TRANSFER OF ALL OR PART OF A NOTE MAY BE EFFECTED ONLY BY REGISTRATION OF SUCH TRANSFER ON THE REGISTER KEPT BY THE SECURITY REGISTRAR.

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

No. [●] Initially $[●]

CUSIP No. 00973N AC6

Akoustis Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $10,000,000 in aggregate at any time in accordance with the rules and the Applicable Procedures of the Depositary, on November 30, 2023, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.5% per year from October 23, 2018 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until November 30, 2023. Interest is payable quarterly in arrears on February 28, May 31, August 31 and November 30, commencing on February 28, 2019, to Holders of record at the close of business on the preceding February 15, May 15, August 15 or November 15 (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to the within-mentioned Indenture, and any express mention of the payment of Special Interest in any provision therein shall not be construed as excluding Special Interest in those provisions thereof where such express mention is not made.

The Company shall pay the Principal of and Interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay the Principal of and Interest on this Note, if and so long as such Note is a Physical Note by check mailed to the address of the Holder of this Note specified in the Securities Register, or, upon written application by a Holder of an aggregate Principal Amount of greater than U.S. $2 million to the Registrar setting forth wire instructions not later than ten (10) days prior to the relevant payment date, such Holder may receive payment by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent and Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock of the Company and the right of the Holder of this Note to require the Company to repurchase this Note and upon certain events, in each case, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Akoustis Technologies, Inc.
9805 Northcross Center Court

Suite A

Huntersville, NC 28078
Attention:  President

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AKOUSTIS TECHNOLOGIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Akoustis Technologies, Inc. – 6.5% Convertible Senior Note due 2023]

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[Signature Page – Akoustis Technologies, Inc. – 6.5% Convertible Senior Note due 2023]

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.5% Convertible Senior Notes due 2023 (the “Notes”), limited to the aggregate principal amount of $10,000,000, all issued or to be issued under and pursuant to an Indenture dated as of October 23, 2018 (the “Base Indenture” as it may be amended or supplemented from time to time), by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of October 23, 2018, between the Company and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

The indebtedness evidenced by the Notes constitute a senior general unsecured obligation of the Company ranking equally in right of payment with all existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.  The Company has the right to incur capital lease obligations and purchase money indebtedness for the purpose of financing the purchase price or cost of equipment used in its and its subsidiaries’ production lines and up to an additional $1 million of such indebtedness for other purposes. The Notes rank junior to any such indebtedness to the extent of the assets acquired with the proceeds thereof.

The interest rate to be borne by this Note shall be subject to increase as required to pay Special Interest pursuant to, and as set forth in, the Indenture.

The Notes may not be redeemed at the option of the Company at any time prior to November 30, 2019.

At any time and from time to time on or after November 30, 2019 the Company may, pursuant to Article 3 of the Indenture, redeem all or a portion of the Notes at a redemption price equal to 100% of the Principal Amount plus accrued and unpaid Interest on such Principal if any, as follows:

(i)	on or after November 30, 2019, if the Closing Sale Price of the Common Stock is greater than 175% of the then effective Conversion Price for each of 20 of any 30 consecutive Trading Days immediately preceding the applicable Optional Redemption Notice;

(ii)	on or after November 30, 2020, if the Closing Sale Price of the Common Stock is greater than 150% of the then effective Conversion Price for each of 20 of any 30 consecutive Trading Days immediately preceding the applicable Optional Redemption Notice;

(iii)	on or after November 30, 2021, if the Closing Sale Price of the Common Stock is greater than 125% of the then effective Conversion Price for each of 20 of any 30 consecutive Trading Days immediately preceding the applicable Optional Redemption Notice;

If the Company elects to exercise the Optional Redemption Right, the Company will make an Interest Make-Whole Payment to the Holder of such redeemed Note in cash in an amount equal to the sum of the remaining scheduled payments of Interest that would have been made on the Notes to be converted had such Notes remained outstanding from the Optional Redemption Date through and including the Stated Maturity, provided, that the Company shall have the option to make any Interest Make-Whole Payment in Freely Tradeable Common Stock, as determined by the Company pursuant to, and to the extent permitted by, the Indenture.

On November 30, 2021, the Holder may, pursuant to Section 3.08 of the Indenture, elect to require the Company to redeem all (but not less than all) of the Notes at a purchase price in cash equal to 100% of the Principal Amount to be repurchased, plus accrued and unpaid Interest to, and including, the Holder Optional Redemption Date.

In case certain Events of Default shall have occurred and be continuing, the Principal of, and Interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate Principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the Principal amount on the Stated Maturity, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Majority Holders, evidenced as in the Indenture provided, to modify the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Majority Holders may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, of (x) the Principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid Interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or Freely Tradeable Common Stock, as the case may be, as determined by the Company pursuant to, and to the extent permitted by, the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate Principal Amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange. The Trustee and the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. If any Holder elects to convert its Note in connection with a Qualifying Fundamental Change, the Company will make a Qualifying Fundamental Change Payment as provided in the Indenture.

If money for the payment of Principal or Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request, subject to applicable unclaimed property laws. After that, Holders entitled to money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

SCHEDULE OF EXCHANGES OF NOTES

The initial Principal Amount of this Global Note is [__________________] ($[●]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

ATTACHMENT 1

FORM OF NOTICE OF CONVERSION

To:      Akoustis Technologies, Inc.

            9805 Northcross Center Court
            Suite A
            Huntersville, NC 28078

            The Bank of New York Mellon Trust Company, N.A., as Conversion Agent

            10161 Centurion Parkway N.
            Jacksonville, Florida 32256
            Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock and cash payable for a Qualifying Fundamental Change Payment, if applicable, and any Notes representing any unconverted Principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of Interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

ATTACHMENT 2

FORM OF REPURCHASE NOTICE

To:      Akoustis Technologies, Inc.

            9805 Northcross Center Court
            Suite A
            Huntersville, NC 28078

            The Bank of New York Mellon Trust Company, N.A., as Paying Agent

            10161 Centurion Parkway N.
            Jacksonville, Florida 32256
            Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a Holder Optional Redemption Notice from Akoustis Technologies, Inc. (the “Company”) specifying the Holder Optional Redemption Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 3.08 of the Indenture referred to in this Note (1) the entire Principal amount of this Note, and (2) if such Holder Optional Redemption Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid Interest, if any, thereon to, and including, such Holder Optional Redemption Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

ATTACHMENT 3

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:       Akoustis Technologies, Inc.

             9805 Northcross Center Court
             Suite A
             Huntersville, NC 28078

             The Bank of New York Mellon Trust Company, N.A., as Paying Agent

             10161 Centurion Parkway N.
             Jacksonville, Florida 32256
             Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Akoustis Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.01 of the Indenture referred to in this Note (1) the entire Principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

AKOUSTIS TECHNOLOGIES, INC.

6.5% Convertible Senior Note due 2023

ATTACHMENT 4

FORM OF ASSIGNMENT AND TRANSFER

For value received,      hereby sell(s), assign(s) and transfer(s) unto      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.